Exhibit 99.1

Investor Contact: Michelle D. Esterman Chief Financial Officer +352 2469 7950 Michelle.Esterman@Altisource.lu	Press Contact: Nicole L. Messier Director, Global Communications 617-357-6349 Nicole.Messier@altisource.com

Altisource Strengthens Offerings in Originations and Mortgage Servicing With Acquisition of CastleLine

Fintech Leader Acquires Specialty Risk Management and Insurance Services Firm

LUXEMBOURG, July 23, 2015 — Altisource Portfolio Solutions S.A. (“Altisource”) (NASDAQ: ASPS), a leading provider of mortgage, financial and technology services for the real estate industry, today announced the acquisition of CastleLine Holdings, LLC (“CastleLine”), a specialty risk management and insurance services firm.

CastleLine is the leading provider of Certified Loan Insurance products designed to protect mortgage market participants against losses caused by mortgage underwriting defects.  The innovative Certified Loan Insurance Program is enabled by the CastleLine™ proprietary certification process.  With the  acquisition of CastleLine, Altisource strengthens its origination related offerings with products and services focused on mitigating risk in the origination, underwriting, purchase and securitization of residential mortgages and offers the opportunity to expand CastleLine’s products and services into contiguous markets.  CastleLine’s leadership team will join Altisource.

“The acquisition of CastleLine aligns with our strategy to continue helping the mortgage banking industry safely and securely increase production while reducing costs and mitigating risks.  Combined with our existing origination offerings through Altisource® Origination Services and our access to the members of the Lenders One® and Wholesale One® cooperatives, we add meaningful synergies to the existing CastleLine business model,” said William B. Shepro, Chief Executive Officer of Altisource. “The acquisition also brings with it a highly talented leadership team.  I am excited to welcome the CastleLine team to the Altisource family.”

“Altisource and CastleLine together will continue to promote a safer and more efficient mortgage market that will benefit originators, correspondents, issuers and investors,” said Bryan Binder, Chief Executive Officer of CastleLine. “Our customers and partners now have an incredible opportunity to benefit from Altisource’s comprehensive and innovative suite of origination solutions.  As part of the Altisource family, we know that we can bring great value to many participants of the mortgage market.”

About Altisource®

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer-debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants. Altisource has been named to Fortune’s fastest growing global companies two years in a row. Additional information is available at www.altisource.com.

About CastleLine Holdings, LLC

CastleLine Holdings, LLC, and its subsidiaries, provide financial products and services to parties involved in the origination, underwriting, purchase and securitization of residential mortgages. Additional information is available at www.castleline.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to integrate the acquired business, retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Source: Altisource Portfolio Solutions S.A.

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